UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2009

 ______________

INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in its charter)

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Nevada	001-10684	88-0173041
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9295 Prototype Drive, Reno, Nevada  89521

(Address of Principal Executive Office) (Zip Code)

(775) 448-7777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On March 25, 2009, International Game Technology (the “Company”) announced the appointment of Patti S. Hart as its President and Chief Executive Officer.  Ms. Hart will take the place of Thomas J. Matthews, who is resigning as the Company’s President and Chief Executive Officer but will remain Chairman of the Company’s Board of Directors (the “Board”).

Ms. Hart (age 53) joined the Board in June 2006 and served as its Lead Independent Director, Chairman of the Audit Committee, and as a member of the Compensation Committee.  Prior to joining the Board, Ms. Hart served as Chairman and Chief Executive Officer of Pinnacle Systems, Inc. from 2004 to 2005, and as Chairman and Chief Executive Officer of Excite@Home, Inc. from 2001 to 2002.  Ms. Hart holds a Bachelor of Science degree in Marketing and Economics from Illinois State University.

On March 20, 2009, the Company and Ms. Hart entered into an employment agreement (the “Employment Agreement”), pursuant to which Ms. Hart will receive an annual base salary of $800,000, as well as a one-time payment of $400,000.  Ms. Hart will also be eligible to receive an annual target incentive bonus equal to 200% of her base salary, up to a maximum of 240% of her base salary, based on the Company’s financial performance and other criteria as determined by the Compensation Committee of the Board.  Upon commencement of her employment, Ms. Hart will receive (i) a grant of 661,704 options to purchase the Company’s common stock, which will vest in equal installments on the first, second, third and fourth anniversaries of her employment with the Company, and (ii) 175,439 shares of restricted stock, 116,959 of which will vest in four equal installments on the first, second, third and fourth anniversaries of Ms. Hart’s employment with the Company, and 58,480 of which will vest pending the achievements of performance benchmarks at the end of the Company’s next four fiscal years.

Pursuant to the Employment Agreement, if Ms. Hart’s employment is terminated (a) due to her death or disability, (b) by the Company without cause, or (c) by Ms. Hart for good reason, Ms. Hart will receive:

(1)

a severance benefit equal to her highest annual base salary during the term of the agreement;

(2)

a pro rata portion of the annual bonus to which she would have been entitled during the year of the termination;

(3)

continued medical benefits;

(4)

automatic vesting of all unvested stock options granted under the Employment Agreement; and

(5)

automatic vesting of all unvested shares of restricted stock granted under the Employment  Agreement, except those shares that vest pending the achievement of performance benchmarks.

With respect to shares of restricted stock that vest pending the achievement of performance benchmarks, all unvested shares will automatically vest in the event that Ms. Hart is terminated by the Company without cause, or if Ms. Hart terminates her employment for good reason.  In the event of Ms. Hart’s death or disability, such unvested shares will vest on a pro rata basis, as determined by multiplying (a) the number of shares eligible to vest in the year of termination, and (b) the quotient of (i) the number of days Ms. Hart was employed by the Company during the year of termination and (ii) 365.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1

Ms. Hart will continue to serve on the Board, but has resigned as Chairman of the Audit Committee and as a member of the Compensation Committee.  Ms. Hart will receive no additional compensation for her service as a director.

No arrangement or understanding exists between Ms. Hart and any other person pursuant to which Ms. Hart was selected as an officer of the Company.

Ms. Hart has no family relationships with any Company directors or executive officers and no reportable related party transactions under Item 404(a) of Regulation S-K.

On March 25, 2009, the Company also announced that Thomas J. Matthews, President and Chief Executive Officer of the Company and Chairman of the Board, has resigned as President and Chief Executive Officer of the Company.  Mr. Matthews will continue to serve as Chairman of the Board.

Mr. Matthews (age 43) has served on the Board since December 2001, and was named Chairman in March 2005.  He has been the Company’s President and Chief Executive Officer since 2003, and also served as its Chief Operating Officer from 2001 to 2007.

On March 20, 2009, the Company and Mr. Matthews entered into an amended and restated employment agreement (the “Chairman’s Agreement”), which replaces the Company’s prior employment agreement with Mr. Matthews.  Pursuant to the Chairman’s Agreement, Mr. Matthews will continue to receive his base salary of $840,000 per year through December 1, 2009.  Mr. Matthews will also be eligible to receive an annual incentive bonus of up to 300% of his annual base salary.  Of this bonus opportunity, 70% will based on the Company’s annual year-over-year increase in net operating income, and 30% will be based on other objectives and criteria as determined by the Compensation Committee of the Board.

Pursuant to the Chairman’s Agreement, if Mr. Matthews’ employment is terminated (a) due to his death or disability, (b) by the Company without cause, or (c) by Mr. Matthews after a change in control of the Company, Mr. Matthews will receive a severance benefit equal to two times his highest annual base salary during the term of the Chairman’s Agreement, and continued medical benefits.  In addition, if Mr. Matthews’ employment is terminated (a) by the Company without cause, or (b) by Mr. Matthews after a change in control of the Company, Mr. Matthews will also receive a lump sum amount equal to the pro rata portion of the bonus he would have been entitled to receive in the year termination occurs.

A copy of the Chairman’s Agreement is attached hereto as Exhibit 10.2

No arrangement or understanding exists between Mr. Matthews and any other person pursuant to which Mr. Matthews was selected as an officer of the Company.

Mr. Matthews has no family relationships with any Company directors or executive officers and no reportable related party transactions under Item 404(a) of Regulation S-K.

On March 25, 2009, the Company issued a press release relating to Ms. Hart’s appointment as President and Chief Executive Officer, as well as Mr. Matthews’ resignation.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated March 20, 2009, between International Game Technology and Patti S. Hart.
10.2	Amended and Restated Employment Agreement, dated March 20, 2009, between International Game Technology and Thomas J. Matthews.
99.1	Press release issued by International Game Technology, dated March 25, 2009, announcing appointment of Patti S. Hart as President and Chief Executive Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ J. KENNETH CREIGHTON
J. Kenneth Creighton Vice President Corporate Law Department and Assistant Secretary

Date:  March 25, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement, dated March 20, 2009, between International Game Technology and Patti S. Hart.
10.2	Amended and Restated Employment Agreement, dated March 20, 2009, between International Game Technology and Thomas J. Matthews.
99.1	Press release issued by International Game Technology, dated March 25, 2009, announcing appointment of Patti S. Hart as President and Chief Executive Officer